SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JUNE 26, 2018

MOMENTOUS HOLDINGS CORP.

(Exact name of Company as specified in its charter)

Nevada	7900	32-0471741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 3, Floor 3, 148 Cambridge Heath Road, London, E1 5QJ, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code:   +44 744 430 1337

IncSmart.biz, Inc.

4264 Lady Burton St.

Las Vegas, NV 89129

(Name and address of agent for service of process)

COPIES OF COMMUNICATIONS TO:

W. Scott Lawler, Booth Udall Fuller

1255 W. Rio Salado Pkwy., Ste. 215

Tempe, AZ 85281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 8 – Other Events

Item 8.01 Other Events.

On June 26, 2018 Momentous Holdings Corp. (the “Registrant”) closed a private placement of 100,000 common shares at $0.10 per share for a total offering price of $10,000. The common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The private placement was fully subscribed to by one non-U.S. person.

For all the terms and provisions of the private placement, reference is hereby made to such document annexed hereto as Exhibits 10.1. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Description

10.1	Form of Private Placement Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTOUS HOLDINGS CORP.

Date: June 27, 2018	By:	/s/ JAMES HORAN
James Horan President & CEO